UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  ---------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                                  JUNE 23, 2006



                            JOURNAL REGISTER COMPANY
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                      1-12955                  22-3498615
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
   of Incorporation)                                           Identification
                                                                  Number)

      50 WEST STATE STREET, TRENTON, NEW JERSEY             08608
      (Address of Principal Executive Offices)            (Zip Code)

       Registrant's telephone number, including area code: (609) 396-2200

                                 NOT APPLICABLE
                         (Former Name or Former Address,
                          If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported by Journal Register Company (the "Company") in its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2006, the Company's President and Chief Operating Officer will resign as an officer and director of the Company effective June 30, 2006.

In connection with Jean Clifton's ("Executive") separation from employment, the Company and Executive have entered into a noncompetition, consulting and release agreement dated June 23, 2006 (the "Agreement").

Pursuant to the Agreement, Executive has agreed that for a three-year Consulting Period, she will provide consulting services to the Company. In consideration for her services, she will be paid a retainer of $8,000 per month and will charge an hourly rate for consulting in excess of twenty hours per month.

Pursuant to the Agreement, Executive has also agreed to a one-year non-competition provision with respect to certain newspaper publishing companies. In consideration for this non-competition commitment, the Company has agreed to vest Executive's unvested restricted stock units and to grant Executive 35,000 shares of Company stock, and, if it is determined that no tax liability would arise, to modify Executive's vested options so that in no event shall such options expire earlier than the third anniversary of her separation from employment unless the original term of any such option is a date earlier than such third anniversary. Executive will also receive a $46,750 payment on account of achievement of certain performance goals in 2006.

The Company and Executive have also entered into a letter agreement dated June 23, 2006 which sets forth the terms of implementation of the termination provisions of her current Employment Agreement with the Company. Pursuant to her current Employment Agreement, Executive will receive a payment of $2,806,865 (representing three years of base salary, bonus, and Company matching contributions to qualified and nonqualified defined contribution plans, and a prorated bonus for 2006), three years' continued participation in health and welfare plans and fringe benefits. Certain of the payments to Executive will be subject to a six-month delay if necessary to comply with Internal Revenue Code
Section 409A.

As a result of the benefits accruing to Executive pursuant to the agreements described above, the Company expects to record a net after-tax cash compensation charge of approximately $2,010,527 and a non-cash stock compensation charge of approximately $954,277 for the second quarter of fiscal 2006.

The above summary description of the Agreement and the letter agreement are qualified in their entirety by the terms of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by this reference.



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


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

   (d)     Exhibits

   10.1 Noncompetition, Consulting and Release Agreement, dated June 23, 2006 between Journal Register Company and Executive.

   10.2 Letter Agreement, dated June 23, 2006 between Journal Register Company and Executive.



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


                                    SIGNATURE


Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 JOURNAL REGISTER COMPANY
                                                 --------------------------
                                                 (Registrant)


Date:  June 23, 2006                             /s/ Julie A. Beck
       -------------                             -----------------
                                          By:    Julie A. Beck
                                          Title: Senior Vice President and
                                                 Chief Financial Officer



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



                                  EXHIBIT INDEX

EXHIBIT DESCRIPTION

   10.1 Noncompetition, Consulting and Release Agreement, dated June 23, 2006 between Journal Register Company and Executive.

   10.2 Letter Agreement, dated June 23, 2006 between Journal Register Company and Executive.



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